Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Contact: Sara Kesten

Semtech Corporation

(805) 480 2004

webir@semtech.com

Semtech Appoints Mark Lin As Executive Vice President and Chief Financial Officer

CAMARILLO, Calif., September 8, 2023 – Semtech Corporation (Nasdaq: SMTC), a high-performance semiconductor, IoT systems, and cloud connectivity service provider, announced today that its board of directors has appointed Mark Lin as Semtech’s new executive vice president and chief financial officer, succeeding Emeka Chukwu in that role, effective when Mr. Lin commences employment with the company. Mr. Lin will join Semtech not later than October 4, 2023.

“We are delighted to welcome to our executive team, Mark Lin, who brings extensive experience in public company capital structure, governance, financial planning and analysis, and mergers and acquisitions,” said Paul H. Pickle, Semtech’s president and chief executive officer. “His proven track record in these critical domains assures us that we will be poised for strategic growth, robust financial health, and enhanced value for our shareholders. With Mark at the helm of our financial operations, we are confident in navigating a dynamic business future, grounded in sound governance and innovative financial planning.”

Mr. Lin has served as vice president and corporate controller of MKS Instruments, Inc., a global provider of foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications since November 2019. Previously, Mr. Lin was with Microsemi Corporation, a provider of semiconductor and system solutions, from June 2005 until July 2019, holding various accounting and finance roles, including vice president, finance and corporate controller, a position he assumed in 2014. Mr. Lin received a Bachelor of Arts in business-economics from the University of California, Los Angeles and is a certified public accountant.

About Semtech

Semtech Corporation (Nasdaq: SMTC) is a high-performance semiconductor, IoT systems, and cloud connectivity service provider dedicated to delivering high-quality technology solutions that enable a smarter, more connected, and sustainable planet. Our global teams are committed to empowering solution architects and application developers to develop breakthrough products for the infrastructure, industrial and consumer markets. To learn more about Semtech technology, visit us at Semtech.com or follow us on LinkedIn or X.

- more -

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including statements that use the words “will” or other similar words or expressions, that describe Semtech Corporation’s future plans, objectives or goals are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Semtech Corporation to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to comply with the covenants under the agreements governing its indebtedness; the Company’s ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty; the inherent risks, costs and uncertainties associated with integrating Sierra Wireless, Inc. successfully and risks of not achieving all or any of the anticipated benefits or the risk that the anticipated benefits may not be fully realized or take longer to realize than expected; the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; export restrictions and laws affecting the Company’s trade and investments and tariffs or the occurrence of trade wars; worldwide economic and political disruptions, including as a result of inflation and the current conflict between Russia and Ukraine; tightening credit conditions related to the United States banking system concerns; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; future responses to and effects of public health crises; and the additional risk factors set forth in Semtech Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (www.sec.gov) on March 30, 2023 as such risk factors may be updated, amended or superseded from time to time by subsequent reports that Semtech Corporation files with the Securities and Exchange Commission. Semtech Corporation assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Semtech and the Semtech logo are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

###